Exhibit 23.3

Consent of Independent Petroleum Engineer

We hereby consent to the incorporation by reference in the registration statement on Form S-4 of Carrizo Oil & Gas, Inc. of all references to our firm, and to the use and inclusion of our letter dated February 14, 2014, relating to estimates of proved reserves attributable to certain interest of Carrizo Oil & Gas, Inc. as of December 31, 2013, which letter appears in the Annual Report on Form 10-K of Carrizo Oil & Gas, Inc. for the year ended December 31, 2013 and our letters dated November 21, 2014, relating to estimates of proved reserves attributable to certain interests of Eagle Ford Minerals, LLC as of December 31, 2013, December 31, 2012, and September 30, 2014, which letters appear in the Form 8-K/A of Carrizo Oil & Gas, Inc. filed on December 16, 2014. We further consent to the reference to our firm as experts in the registration statement on Form S-4 of Carrizo Oil & Gas, Inc.

/s/ RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Houston, Texas

January 14, 2015